Exhibit j


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A (File No. 333-47058/811-10161) of our report dated October 27, 2000, relating to the financial statements of Columbia Strategic Value Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Accounting Services and Financial Statements" and "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
October 30, 2000